Exhibit 99.1

Synaptics Reports Results for Second Quarter Fiscal 2019

•	Revenue of $425.5 million

•	GAAP net income per diluted share of $0.36

•	Non-GAAP net income per diluted share of $1.55, up 40% year-over-year

•	Continued stock repurchase activity with buyback of 988,000 shares

•	Company announces CFO transition

San Jose, CA – February 7, 2019 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its second fiscal quarter ended December 29, 2018.

Net revenue for the second quarter of fiscal 2019 was down one percent from the comparable quarter last year and up two percent sequentially to $425.5 million. GAAP net income for the second quarter of fiscal 2019 was $12.8 million, or $0.36 per diluted share. Non-GAAP net income for the second quarter of fiscal 2019 increased $16.2 million from the prior year period to $54.4 million, or $1.55 per diluted share. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to non-GAAP financial measures.)

“Synaptics posted very strong second quarter results and a positive first half of fiscal 2019, marking the sixth consecutive quarter of non-GAAP gross margin improvement and another period of accelerated growth in non-GAAP earnings per share, which was up 40% over the prior year despite unfavorable market conditions,” stated Rick Bergman, President and CEO. “Our increased operating leverage is a result of the smart decisions we have made as we transition to a more diversified company with a broader product line and customer base. While we expect the first half of calendar 2019 to be impacted by weaker demand trends in some of our end-markets, we anticipate a stronger back half of the year as we continue to focus on executing to our Synaptics 3.0 strategy, with growth driven by our strategic investments in our three key product areas, IoT, OLED and automotive.”

Synaptics also announced that as of February 7, 2019, Senior Vice President and Chief Financial Officer Wajid Ali is leaving in order to accept an executive-level position at another publicly-held company. Mr. Ali’s resignation to pursue other opportunities is not a result of any disagreement with the Company or any matter relating to the Company’s operations, accounting or other policies, or practices. Kermit Nolan has been promoted to Corporate Vice President, Chief Accounting Officer and Interim Chief Financial Officer.

Mr. Nolan has served in various accounting, tax and finance roles since he joined Synaptics nearly 15 years ago, most recently as Vice President and Corporate Controller. The Company has commenced a search for a new Chief Financial Officer. Both Mr. Ali and Mr. Nolan will participate on today’s earnings call.

“On behalf of the Board, I’d like to thank Wajid for his numerous contributions to Synaptics over the last several years,” concluded Mr. Bergman.

Second Quarter 2019 Business Metrics

•	Revenue mix from mobile products was 64.5 percent. Revenue from mobile products of $274.4 million was up five percent year-over-year and up four percent sequentially.

•	Revenue mix from IoT products was approximately 20.5 percent. Revenue from IoT products of $87.2 million was down 18 percent year-over-year and up one percent sequentially.

•	Revenue mix from PC products was approximately 15 percent. Revenue from PC products totaled $63.9 million, an increase of four percent year-over-year and a decrease of seven percent sequentially.

Mr. Nolan added, “Considering our backlog of $255 million entering the March quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the third quarter of fiscal 2019 to be in the range of $340 to $380 million. Based on this guidance, we expect the revenue mix from mobile, IoT and PC products to be approximately 62 percent, 20 percent and 18 percent, respectively.”

Cash at December 31, 2018 was $283 million. Cash flow from operations during the second quarter of fiscal 2019 was $59 million, and the company used $38 million to repurchase approximately 988,000 shares of its common stock.

Earnings Call and Supplementary Slides

The Synaptics second quarter fiscal 2019 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, February 7, 2019, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 888-204-4368 (conference ID: 1767837). Supplementary slides and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, biometrics, voice, audio, and multimedia products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC, smart home, and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related costs.

Acquisition related costs primarily consist of:

•

amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete,

•	inventory adjustments affecting the carrying value of inventory acquired in an acquisition,

•	transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees, and

•	legal and consulting costs associated with acquisitions that have been announced, including non-recurring post-acquisition costs and services.

These acquisition related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation.

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units and the employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes this item from its internal operating forecasts and models. The company believes that non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs.

Restructuring costs consist primarily of employee severance and office closure costs, including the reversal of such costs. These costs are generally infrequent, cash-based, and designed to address cost structure inefficiencies. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies in its business.

Other non-cash items.

Other non-cash items includes non-cash amortization of debt discount and issuance costs. These items are excluded from non-GAAP results as they are non-cash. Excluding other non-cash items from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Recovery on sale of investment.

Recovery on sale of investment, represents the gain on the recovery of an investment in which the cost basis was previously written down to fair value. This item is excluded from non-GAAP results as the previous write-down was excluded from non-GAAP results. Excluding recovery on sale of investment from non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with recovery on sale of investment.

Arbitration settlement, net

Arbitration settlement, net represents the impact of the settlement of an arbitration matter net of related legal and consulting services that is unusual or infrequent. As a result, the company excludes from its internal operating forecasts and models, when evaluating its ongoing business performance, arbitration settlement amounts net of related costs. The company believes that non-GAAP measures reflecting an adjustment for arbitration settlements net of related costs provides investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent, non-recurring or non-routine arbitration settlements net of related costs.

Equity investment loss.

Equity investment loss represents an adjustment in the book value of an equity investment in a minority owned company. The equity investment loss is a non-cash item. As a result, the company excludes equity investment loss from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that non-GAAP measures reflecting adjustments for equity investment loss provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by non-cash items.

Non-GAAP tax adjustments.

The company forecasts its long-term non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of deductible stock options, delivery of shares under deferred stock unit awards, market stock unit awards, and performance stock unit awards, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	December 31,	June 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$283.0	$301.0
Accounts receivables, net of allowances of $2.1 and $1.8 at December 31, 2018 and June 30, 2018, respectively	326.0	289.1
Inventories	145.7	131.2
Prepaid expenses and other current assets	35.1	18.2

Total current assets	789.8	739.5

Property and equipment at cost, net	106.0	117.8
Goodwill	372.8	372.8
Purchased intangibles, net	181.2	219.2
Non-current other assets	49.8	50.5

Total assets	$1,499.6	$1,499.8

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$172.6	$156.9
Accrued compensation	23.2	25.4
Income taxes payable	11.6	13.1
Acquisition-related liabilities	—	8.7
Other accrued liabilities	91.9	79.7

Total current liabilities	299.3	283.8
Convertible notes, net	459.4	450.7
Other long-term liabilities	36.7	36.0

Total liabilities	795.4	770.5

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 63,803,849 and 62,889,679 shares issued, and 34,313,973 and 35,249,803 shares outstanding, respectively	0.1	0.1
Additional paid in capital	1,232.3	1,195.2
Less: 29,489,876 and 27,639,876 treasury shares, respectively, at cost	(1,151.2)	(1,073.9)
Accumulated other comprehensive income	—	1.5
Retained earnings	623.0	606.4

Total stockholders’ equity	704.2	729.3

Total liabilities and stockholders’ equity	$1,499.6	$1,499.8

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net revenue	$425.5	$430.4	$843.1	$847.8
Acquisition related costs (1)	15.1	38.4	32.1	70.1
Cost of revenue	260.6	276.8	520.3	548.1

Gross margin	149.8	115.2	290.7	229.6
Operating expenses
Research and development	84.0	90.8	173.6	177.0
Selling, general, and administrative	35.4	36.4	69.0	74.0
Acquisition related costs, net (2)	3.3	5.4	6.9	11.5
Restructuring costs (3)	2.1	6.6	10.4	8.0

Total operating expenses	124.8	139.2	259.9	270.5

Operating income/(loss)	25.0	(24.0)	30.8	(40.9)
Interest and other income/(expense), net	(4.3)	(4.7)	(6.2)	(10.7)

Income/(loss) before provision/(benefit) for income taxes	20.7	(28.7)	24.6	(51.6)
Provision/(benefit) for income taxes	7.5	53.3	7.2	56.5
Equity investment loss	(0.4)	(0.4)	(0.8)	(0.8)

Net income/(loss)	$12.8	$(82.4)	$16.6	$(108.9)

Net income/(loss) per share:
Basic	$0.37	$(2.42)	$0.48	$(3.22)

Diluted	$0.36	$(2.42)	$0.47	$(3.22)

Shares used in computing net income/(loss) per share:
Basic	34.5	34.1	34.8	33.8

Diluted	35.1	34.1	35.6	33.8

(1)	These acquisition related costs consist primarily of amortization of acquired intangible assets and inventory fair value adjustments associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of amortization associated with certain acquired intangible assets as well as transitory acquisition related compensation plans.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings and acquisitions.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
GAAP gross margin	$149.8	$115.2	$290.7	$229.6
Acquisition related costs	15.1	38.4	32.1	70.1
Share-based compensation	0.8	0.7	1.7	1.4

Non-GAAP gross margin	$165.7	$154.3	$324.5	$301.1

GAAP gross margin—percentage of revenue	35.2%	26.8%	34.5%	27.1%
Acquisition related costs—percentage of revenue	3.5%	8.9%	3.8%	8.3%
Share-based compensation—percentage of revenue	0.2%	0.2%	0.2%	0.1%

Non-GAAP gross margin—percentage of revenue	38.9%	35.9%	38.5%	35.5%

GAAP research and development expense	$84.0	$90.8	$173.6	$177.0
Acquisition and integration related costs	—	—	—	(0.4)
Share-based compensation	(8.5)	(9.8)	(16.8)	(18.9)

Non-GAAP research and development expense	$75.5	$81.0	$156.8	$157.7

GAAP selling, general, and administrative expense	$35.4	$36.4	$69.0	$74.0
Acquisition and integration related costs	—	—	(1.2)	(1.5)
Arbitration settlement, net	—	—	1.7	—
Share-based compensation	(6.9)	(7.3)	(14.4)	(14.0)

Non-GAAP selling, general, and administrative expense	$28.5	$29.1	$55.1	$58.5

GAAP operating income/(loss)	$25.0	$(24.0)	$30.8	$(40.9)
Acquisition related costs	18.4	43.8	40.2	83.5
Arbitration settlement, net	—	—	(1.7)	—
Share-based compensation	16.2	17.8	32.9	34.3
Restructuring costs	2.1	6.6	10.4	8.0

Non-GAAP operating income	$61.7	$44.2	$112.6	$84.9

GAAP net income/(loss)	$12.8	$(82.4)	$16.6	$(108.9)
Acquisition related costs	18.4	43.8	40.2	83.5
Share-based compensation	16.2	17.8	32.9	34.3
Restructuring costs	2.1	6.6	10.4	8.0
Arbitration settlement, net	—	—	(1.7)	—
Other non-cash items	4.4	4.3	8.9	10.0
Recovery on sale of investment	—	—	(2.8)	—
Equity investment loss	0.4	0.4	0.8	0.8
Non-GAAP tax adjustments	0.1	47.7	(6.3)	45.6

Non-GAAP net income	$54.4	$38.2	$99.0	$73.3

GAAP net income/(loss) per share—diluted	$0.36	$(2.42)	$0.47	$(3.22)
Acquisition related costs	0.53	1.28	1.14	2.47
Share-based compensation	0.46	0.52	0.92	1.02
Restructuring costs	0.06	0.19	0.29	0.24
Arbitration settlement, net	—	—	(0.05)	—
Other non-cash items	0.13	0.13	0.25	0.30
Recovery on sale of investment	—	—	(0.08)	—
Equity investment loss	0.01	0.01	0.02	0.02
Non-GAAP tax adjustments	—	1.41	(0.18)	1.34
Non-GAAP share adjustment	—	(0.01)	—	(0.03)

Non-GAAP net income per share—diluted	$1.55	$1.11	$2.78	$2.14

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FlOWS

(In millions)

(Unaudited)

	Six Months Ended December 31,
	2018	2017
Net Income/(loss)	$16.6	$(108.9)
Non-cash operating items	90.9	131.1
Changes in working capital	(44.0)	81.0

Provided by operations	63.5	103.2

Acquisition of businesses	—	(395.9)
Fixed asset & intangible asset purchases	(11.2)	(27.2)
Proceeds from sales and maturities of investments	2.8	—

Used in investing	(8.4)	(423.1)

Treasury shares purchased	(77.3)	(93.6)
Equity compensation, net	4.2	4.6
Debt related, net	—	293.4

Provided by/(Used in) financing	(73.1)	204.4

Effect of exchange rate changes on cash and cash equivalents	—	(0.1)

Net change in cash and cash equivalents	(18.0)	(115.6)

Cash and cash equivalents at beginning of period	301.0	367.8

Cash and cash equivalents at end of period	$283.0	$252.2

Cash paid for taxes	$4.0	$18.1

Cash refund on taxes	$5.2	$1.0